Exhibit 99.1

                                    KATY NEWS
                             ------------------------
                              FOR IMMEDIATE RELEASE

                              KATY INDUSTRIES, INC.
                       REPORTS 2004 FOURTH QUARTER RESULTS

MIDDLEBURY, CT - April 14, 2005 - Katy Industries, Inc. (NYSE: KT) today reported a loss from continuing operations in the fourth quarter of 2004 of ($0.9) million [($0.11) per share], versus income from continuing operations of $4.2 million [$0.53 per share], in the fourth quarter of 2003, as adjusted to exclude impairments, restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common shareholders of ($37.9) million [($4.80) per share], in the fourth quarter of 2004, versus a net loss attributable to common shareholders of ($5.4) million [($0.68) per share], in the same period of 2003. Operating loss, as adjusted to exclude all impairments, restructuring and other non-recurring or unusual items, was ($0.2) million [(0.1%) of net sales] in the fourth quarter of 2004, compared to operating income, as adjusted of $8.2 million [6.9% of net sales] in the same period in 2003. (Loss) income from continuing operations, as adjusted, and operating (loss) income, as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported a loss from continuing operations for the year ended December 31, 2004 of ($0.1) million [($0.01) per share], versus income from continuing operations of $3.4 million [$0.41 per share], for the year ended December 31, 2003, as adjusted to exclude impairments, restructuring and other non-recurring or unusual items, which are discussed below. Including these items, discontinued operations, the early redemption of the preferred interest of a subsidiary and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common shareholders of ($50.9) million [($6.45) per share], for the year ended December 31, 2004, versus a net loss attributable to common shareholders of ($15.6) million [($1.90) per share], in the same period of 2003. Net sales during the year ended December 31, 2004 were $457.6 million, up 4.9% compared to the same period in 2003. Operating income, as adjusted to exclude all impairments, restructuring and other non-recurring or unusual items, was $3.8 million [0.8% of net sales] in the year ended December 31, 2004, compared to $11.1 million [2.5% of net sales] in the same period in 2003.

During the fourth quarter of 2004, Katy reported restructuring and other non-recurring or unusual items of ($33.3) million pre-tax [($4.21) per share], related to impairments of long-lived assets of ($30.8) million, severance, restructuring and related charges of ($1.5) million, the net write-off of amounts related to divested businesses of ($0.8) million, and costs associated with a proposed financing which Katy chose not to pursue of ($0.1) million. Also, during the fourth quarter of 2004, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($4.0) million [($0.51) per share]. During the fourth quarter of 2003, Katy reported restructuring and other non-recurring or unusual items of ($8.8) million pre-tax [($1.11) per share], including impairments of long-lived assets of ($4.8) million, severance, restructuring and related costs of ($2.3) million, the net write-off of amounts related to divested businesses of ($1.0) million and the write-off of unamortized debt costs related to the reduction in our Term Loan of ($0.7) million. Also, during the fourth quarter of 2003, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($3.5) million [($0.44) per share]. Details regarding these items are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" accompanying this press release.

For the year ended December 31, 2004, Katy reported restructuring and other non-recurring or unusual items of ($35.1) million pre-tax [($4.45) per share], including impairments of long-lived assets of ($30.8) million, severance, restructuring and related charges of ($3.5) million, the net write-off of amounts related to divested businesses of ($0.8) million, and costs associated with a proposed financing which Katy chose not to pursue of ($0.5) million, offset by a gain on the sale of real estate of $0.5 million. Also, during the year ended December 31, 2004, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($14.8) million [($1.87) per share]. During the year ended December 31, 2003, Katy reported restructuring and other non-recurring or unusual items of ($27.6) million pre-tax [($3.36) per share], including impairments of long-lived assets of ($11.9) million, severance, restructuring and related costs of ($8.1) million, a write down of its equity investment in Sahlman Holding Company, Inc. of ($5.5) million, the write-off of unamortized debt costs related to the refinancing of debt in February 2003 and a reduction in our Term Loan of ($1.8) million, and the net write-off of amounts related to divested businesses of ($0.7) million, offset by a net gain on the sale of real estate of $0.5 million. Also, during the year ended December 31, 2003, Katy reported income from discontinued operations of $9.5 million, net of tax [$1.16 per share], a gain on the early redemption of a preferred interest in a subsidiary of $6.6 million [$0.80 per share] and the impact of payment-in-kind dividends earned on its convertible preferred stock of ($12.8) million [($1.56) per share]. Details regarding these items are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" accompanying this press release.

Financial highlights for the fourth quarter of 2004, as compared to the same period in the prior year, included:

      o Net sales in the fourth quarter of 2004 were $121.8 million, up $3.2 million compared to the same period in 2003 primarily due to stronger sales in the Electrical Products Group, partially offset by weaker sales in the Maintenance Products Group. Overall, the increase of 3% resulted from higher pricing of 5% and favorable currency translation of 2%, partially offset by a volume decrease of 4%.

      o Gross margins were 10.9% in the fourth quarter of 2004, versus 18.9% in the fourth quarter of 2003. Margins were negatively impacted by accelerating raw material costs, a significant portion of which could not be passed on through price increases (mostly in the Maintenance Products Group), and higher operating costs in our Abrasives business unit due to manufacturing inefficiencies resulting from i) the delayed consolidation of the Abrasives facilities and ii) a fire at our Wrens, Georgia facility early in the fourth quarter of 2004. These items were only partially offset by the favorable impact of restructuring, cost containment and lower depreciation.

      o Selling, general and administrative expenses were $0.7 million lower than the fourth quarter of 2003. These costs represented 11.0% of sales in the fourth quarter of 2004, a decrease from 11.9% of sales for the same period of 2003.

      o Impairments of long-lived assets in the fourth quarter of 2004 primarily relate to the write-down of goodwill, intangible assets and machinery and equipment supporting Katy's plastics operations in the United States. In the fourth quarter of 2004, the profitability of the Consumer Plastics business unit in the Maintenance Products Group declined sharply as this business has been unable to realize sufficient selling price increases to combat the increasing cost of resin (a key raw material used in the manufacture of plastic products). Future earnings and cash flow could be negatively impacted to the extent further increases in resin and other raw materials costs cannot be offset or recovered through higher selling prices.

      o Debt at December 31, 2004 was $58.7 million [46% of total capitalization], versus $39.7 million [28% of total capitalization] at December 31, 2003. Cash on hand at December 31, 2004 was $8.5 million, versus $6.7 million at December 31, 2003.

      o Katy used free cash flow of $21.8 million during the year ended December 31, 2004 versus the $5.4 million of free cash flow used during the year ended December 31, 2003. The increased use of free cash flow during 2004 versus 2003 was primarily attributable to:

            o Higher inventories in 2004 due to higher material costs, and increased levels to support higher volumes in the Electrical Products Group and provide higher levels of customer service; and

            o     Lower operating income, as adjusted, of $7.4 million.

            Katy expects these liquidity trends to reverse in 2005. Free cash flow, a non-GAAP financial measure, is discussed further below.

      o Katy expects to substantially complete its restructuring program in 2005. The remaining capital expenditures, and severance, restructuring and related costs for these initiatives (mostly related to the consolidation of our abrasives facilities) are expected to be in the range of $1.5 million to $2.5 million.

"In 2004, we experienced $24 million of cost increases in our primary raw materials, packaging materials, utilities and freight compared to 2003; these extraordinary cost increases have continued in the first quarter of 2005, and if sustained throughout 2005, would amount to an increase of over $50 million compared to 2003. Margins in several of our businesses have been squeezed as our price increases and cost reductions cannot keep pace with the unrelenting surge in these costs. We constantly review financial performance of our product lines and have decided to exit some lines in our Consumer Plastics business and impair assets related to this business," said C. Michael Jacobi, Katy's President and Chief Executive Officer. "We are announcing additional price increases in 2005 as raw material prices have continued to increase and we will exit some other Consumer Plastics products where we cannot make a reasonable profit. Capital expenditures will be lower in 2005, inventory is being reduced and other elements of working capital are being managed to improve free cash flow," added Mr. Jacobi.

Mr. Jacobi also noted that Katy's financial results also suffered as a result of operational difficulties in one of its abrasives factories that delayed the consolidation of the three abrasives factories and caused some customer service issues. He also added that new management and technical expertise have been added to the abrasives operations to resolve these issues.

As of December 31, 2004, Katy was in compliance with the applicable financial covenants of its credit agreement with Bank of America Business Capital (Bank of America Credit Agreement). However, Katy determined that due to declining profitability in the fourth quarter of 2004, potentially lower profitability in the first half of 2005 and the timing of certain restructuring payments, it would not meet its Fixed Charge Coverage Ratio (as defined in the Bank of America Credit Agreement) and could potentially exceed its maximum Consolidated Leverage Ratio (also as defined in the Bank of America Credit Agreement) as of the end of the first, second and third quarters of 2005. On March 29, 2005, in anticipation of not achieving the minimum Fixed Charge Coverage Ratio or exceeding the maximum Consolidated Leverage Ratio, Katy obtained an amendment to the Bank of America Credit Agreement (the Second Amendment). The Second Amendment applied only to the first three quarters of 2005 and the covenants would have returned to their original levels for the fourth quarter of 2005. Specifically, the Second Amendment eliminated the Fixed Charge Coverage Ratio, increased the maximum Consolidated

Leverage Ratio, established a Minimum Consolidated EBITDA (on a latest twelve months basis) for each of the periods and also established a Minimum Availability (the eligible collateral base less outstanding borrowings and letters of credit) on each day within the nine-month period.

Subsequent to the Second Amendment's effective date, Katy determined that it would likely not meet its amended financial covenants. On April 13, 2005, Katy obtained a further amendment to the Bank of America Credit Agreement (the Third Amendment). The Third Amendment eliminates the maximum Consolidated Leverage Ratio and the Minimum Consolidated EBITDA as established by the Second Amendment and adjusts the Minimum Availability such that Katy's eligible collateral must exceed the sum of its outstanding borrowings and letters of credit under the Revolving Credit Facility by at least $5 million from the effective date of the Third Amendment through September 29, 2005 and by at least $7.5 million from September 30, 2005 until the date Katy delivers its financial statements for the first quarter of 2006 to the lenders. Subsequent to the delivery of the financial statements for the first quarter of 2006, the Third Amendment reestablishes the minimum Fixed Charge Coverage Ratio as originally set forth in the Bank of America Credit Agreement. The Third Amendment also reduces the maximum allowable capital expenditures for 2005 from $15 million to $10 million, and increases the interest rate margins on all of Katy's outstanding borrowings and letters of credit to the largest margins set forth in the Bank of America Credit Agreement. Interest rate margins will return to levels set forth in the Bank of America Credit Agreement subsequent to the delivery of Katy's financial statements for the first quarter of 2006 to the lenders.

If Katy is unable to comply with the terms of the amended covenants, it could seek to obtain further amendments and pursue increased liquidity through additional debt financing and/or the sale of assets. Katy believes that given its strong working capital base, additional liquidity could be obtained through additional debt financing, if necessary. However, there is no guarantee that such financing could be obtained. In addition, Katy is continually evaluating alternatives relating to the sale of excess assets and divestitures of certain of its business units. Asset sales and business divestitures present opportunities to provide additional liquidity by de-leveraging our financial position.

Katy completed the sales of its non-core businesses, Duckback Products, Inc. on September 16, 2003 and GC/Waldom Electronics, Inc. on April 2, 2003. The results of these businesses have been classified as discontinued operations for the year ended December 31, 2003. There was no discontinued operations activity for the year ended December 31, 2004 or the three months ended December 31, 2003.

Payment-in-kind dividends on convertible preferred stock ended in December 2004.

Non-GAAP Financial Measures

To provide transparency about measures of Katy's financial performance which management considers most relevant, we supplement the reporting of Katy's consolidated financial information under GAAP with certain non-GAAP financial measures, including income (loss) from continuing operations, as adjusted; operating income (loss), as adjusted; and free cash flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" and "Statements of Cash Flows" accompanying this press release. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Income (Loss) from Continuing Operations, as adjusted. Income (loss) from continuing operations, as adjusted, is income (loss) from Katy's continuing operations that excludes restructuring and other non-recurring and unusual items. Operating income (loss), as adjusted is the Company's operating income
(loss) that excludes restructuring and other non-recurring and unusual items. Katy believes that its presentation of these measures provides useful information to management and investors regarding certain financial and business trends relating to its results of operations.

Free Cash Flow. Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy's management, as well as assumptions made by, and information currently available to, the company's management. Additionally, the forward-looking statements are based on Katy's current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy's filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:

Katy Industries, Inc.
Amir Rosenthal
(203) 598-0397

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

                                                                 Three Months Ended December 31,         Year Ended December 31,
                                                                 -------------------------------     ------------------------------
                                                                      2004              2003              2004              2003
                                                                 -------------     -------------     -------------    -------------
Net sales                                                        $     121,799     $     118,596     $     457,642    $     436,410
Cost of goods sold                                                     108,513            96,210           396,608          365,563
                                                                 -------------     -------------     -------------    -------------
   Gross profit                                                         13,286            22,386            61,034           70,847
Selling, general and administrative expenses                            13,449            14,145            57,283           59,740
Impairments of long-lived assets                                        30,831             4,825            30,831           11,880
Severance, restructuring and related charges                             1,549             2,320             3,505            8,132
                                                                 -------------     -------------     -------------    -------------
   Operating (loss) income                                             (32,543)            1,096           (30,585)          (8,905)
Equity in loss of equity method investment (net of impairment
   charge of $5.5 million in 2003)                                          --                --                --           (5,689)
(Loss) gain on sale of assets                                             (268)               54               278              627
Interest expense                                                        (1,154)           (1,427)           (3,968)          (6,193)
Other, net                                                                (702)           (1,705)             (963)          (1,805)
                                                                 -------------     -------------     -------------    -------------
   Loss before (provision) benefit for income taxes                    (34,667)           (1,982)          (35,238)         (21,965)
(Provision) benefit for income taxes                                       734                82              (883)           3,158
                                                                 -------------     -------------     -------------    -------------
   Loss from continuing operations before distributions
      on preferred interest of subsidiary                              (33,933)           (1,900)          (36,121)         (18,807)
Distributions on preferred interest of subsidiary (net of tax)              --                --                --              (80)
                                                                 -------------     -------------     -------------    -------------
   Loss from continuing operations                                     (33,933)           (1,900)          (36,121)         (18,887)
Income from operations of discontinued businesses (net of tax)              --                --                --            2,081
Gain on sale of discontinued businesses (net of tax)                        --                --                --            7,442
                                                                 -------------     -------------     -------------    -------------
   Net loss                                                            (33,933)           (1,900)          (36,121)          (9,364)
Gain on early redemption of preferred interest of subsidiary                --                --                --            6,560
Payment-in-kind (PIK) dividends on convertible preferred stock          (4,003)           (3,462)          (14,749)         (12,811)
                                                                 -------------     -------------     -------------    -------------
   Net loss attributable to common stockholders                  $     (37,936)    $      (5,362)    $     (50,870)   $     (15,615)
                                                                 =============     =============     =============    =============

(Loss) income per share of common stock - basic and diluted:

Loss from continuing operations                                  $       (4.29)    $       (0.24)    $       (4.58)   $       (2.30)
Gain on early redemption of preferred interest of subsidiary                --                --                --             0.80
Payment-in-kind (PIK) dividends on convertible preferred stock           (0.51)            (0.44)            (1.87)           (1.56)
                                                                 -------------     -------------     -------------    -------------
   Loss from continuing operations attributable to
      common stockholders                                                (4.80)            (0.68)            (6.45)           (3.06)
Discontinued operations (net of tax)                                        --                --                --             1.16
                                                                 -------------     -------------     -------------    -------------
   Net loss attributable to common stockholders                  $       (4.80)    $       (0.68)    $       (6.45)   $       (1.90)
                                                                 =============     =============     =============    =============

Weighted average common shares outstanding - basic and diluted           7,909             7,940             7,883            8,215
                                                                 =============     =============     =============    =============

Other Information:

Working capital, exclusive of deferred tax assets and
   liabilities and debt classified as current                                                        $      59,855    $      43,439
                                                                                                     =============    =============
Long-term debt, including current maturities                                                         $      58,737    $      39,663
                                                                                                     =============    =============
Stockholders' equity                                                                                 $      68,585    $     102,292
                                                                                                     =============    =============
Capital expenditures                                                                                 $      13,876    $      13,435
                                                                                                     =============    =============

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)

                                                              Three Months Ended December 31,            Year Ended December 31,
                                                              -------------------------------      --------------------------------
                                                                   2004              2003               2004               2003
                                                              -------------     -------------      -------------      -------------
Reconciliation of loss from continuing operations to
  income (loss) from continuing operations, as adjusted:
Loss from continuing operations                               $     (33,933)    $      (1,900)     $     (36,121)     $     (18,887)
Unusual items:
  Impairments of long-lived assets                                   30,831             4,825             30,831             11,880
  Severance, restructuring and related charges                        1,549             2,320              3,505              8,132
  Impairment of equity method investment                                 --                --                 --              5,521
  Write-off of unamortized debt costs (included in
     interest expense)                                                   --               674                 --              1,846
  Costs associated with abandoned financing
     (included in other, net)                                            53                --                488                 --
  Net write-off of amounts related to divested businesses
     (included in other, net)                                           845               988                814                739
  Gain on sale of real estate                                            --               (11)              (549)              (531)
Adjustment to reflect a more normalized effective tax
  rate excluding unusual items                                         (206)           (2,671)               940             (5,294)
                                                              -------------     -------------      -------------      -------------
(Loss) income  from continuing operations, as adjusted        $        (861)    $       4,225      $         (92)     $       3,406
                                                              =============     =============      =============      =============

(Loss) income from continuing operations, as
  adjusted per share:
Loss from continuing operations per share                     $       (4.29)    $       (0.24)     $       (4.58)     $       (2.30)
Unusual items per share                                                4.21              1.11               4.45               3.36
Adjustment to reflect a more normalized effective tax
  rate excluding unusual items per share                              (0.03)            (0.34)              0.12              (0.65)
                                                              -------------     -------------      -------------      -------------
(Loss) income from continuing operations, as adjusted
  per share                                                   $       (0.11)    $        0.53      $       (0.01)     $        0.41
                                                              =============     =============      =============      =============

Weighted average shares outstanding - basic and diluted               7,909             7,940              7,883              8,215
                                                              =============     =============      =============      =============

Operating (loss) income, as adjusted:

Operating (loss) income                                       $     (32,543)    $       1,096      $     (30,585)     $      (8,905)
  Impairments of long-lived assets                                   30,831             4,825             30,831             11,880
  Severance, restructuring and related charges                        1,549             2,320              3,505              8,132
                                                              -------------     -------------      -------------      -------------
Operating (loss) income, as adjusted:                         $        (163)    $       8,241      $       3,751      $      11,107
                                                              =============     =============      =============      =============
Operating (loss) income, as adjusted, as a % of sales                 -0.1%               6.9%               0.8%               2.5%
                                                              =============     =============      =============      =============

KATY INDUSTRIES, INC. SEGMENT INFORMATION - UNAUDITED
(In thousands)

                                            Three Months Ended December 31,         Year Ended December 31,
                                            -------------------------------     -------------------------------
                                                 2004              2003              2004              2003
                                            -------------     -------------     -------------     -------------
Net sales:
        Maintenance Products Group          $      66,444     $      71,780     $     278,888     $     285,289
        Electrical Products Group                  55,355            46,816           178,754           151,121
                                            -------------     -------------     -------------     -------------
                                            $     121,799     $     118,596     $     457,642     $     436,410
                                            =============     =============     =============     =============

Operating (loss) income, as adjusted:
        Maintenance Products Group          $      (3,841)    $       4,557     $      (2,717)    $       9,339
        Electrical Products Group                   5,930             7,744            16,809            15,557
        Unallocated corporate expense              (2,252)           (4,060)          (10,341)          (13,789)
                                            -------------     -------------     -------------     -------------
                                            $        (163)    $       8,241     $       3,751     $      11,107
                                            =============     =============     =============     =============

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets                                                                December 31,
                                                             -------------------------------
Current assets:                                                   2004              2003
                                                             -------------     -------------
       Cash and cash equivalents                             $       8,525     $       6,748
       Accounts receivable, net                                     66,689            65,197
       Inventories, net                                             65,674            53,545
       Other current assets                                          4,233             1,658
                                                             -------------     -------------
Total current assets                                               145,121           127,148
                                                             -------------     -------------

Other assets:
       Goodwill                                                      2,239            10,215
       Intangibles, net                                              7,428            22,399
       Other                                                         9,946            10,352
                                                             -------------     -------------
Total other assets                                                  19,613            42,966
                                                             -------------     -------------

Property and equipment                                             148,259           149,634
Less: accumulated depreciation                                     (88,529)          (78,040)
                                                             -------------     -------------
Property and equipment, net                                         59,730            71,594
                                                             -------------     -------------

Total assets                                                 $     224,464     $     241,708
                                                             =============     =============

Liabilities and stockholders' equity
Current liabilities:
       Accounts payable                                      $      39,079     $      37,259
       Accrued expenses                                             45,208            46,450
       Current maturities of long-term debt                          2,857             2,857
       Revolving credit agreement                                   40,166            36,000
                                                             -------------     -------------
Total current liabilities                                          127,310           122,566

Long-term debt, less current maturities                             15,714               806
Other liabilities                                                   12,855            16,044
                                                             -------------     -------------
Total liabilities                                                  155,879           139,416
                                                             -------------     -------------

Stockholders' equity
       Convertible preferred stock                                 108,256            93,507
       Common stock                                                  9,822             9,822
       Additional paid-in capital                                   25,111            40,441
       Accumulated other comprehensive income                        4,564             2,387
       Accumulated deficit                                         (57,258)          (21,137)
       Treasury stock                                              (21,910)          (22,728)
                                                             -------------     -------------
Total stockholders' equity                                          68,585           102,292
                                                             -------------     -------------

Total liabilities and stockholders' equity                   $     224,464     $     241,708
                                                             =============     =============

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

                                                                     Year Ended December 31,
                                                                 -------------------------------
                                                                      2004              2003
                                                                 -------------     -------------
Cash flows from operating activities:
   Net loss                                                      $     (36,121)    $      (9,364)
   Income from discontinued operations                                      --            (9,523)
                                                                 -------------     -------------
     Loss from continuing operations                                   (36,121)          (18,887)
   Depreciation and amortization                                        14,266            21,954
   Impairment of long-lived assets                                      30,831            11,880
   Write-off and amortization of debt issuance costs                     1,076             2,981
   Gain on sale of assets                                                 (278)             (627)
   Equity in loss of equity method investment                               --             5,689
   Deferred income taxes                                                (1,228)
                                                                 -------------     -------------
                                                                         8,546            22,990
                                                                 -------------     -------------
   Changes in operating assets and liabilities:
     Accounts receivable                                                  (177)           (3,869)
     Inventories                                                       (11,146)            5,504
     Other assets                                                       (1,313)            1,100
     Accounts payable                                                      918              (727)
     Accrued expenses                                                   (1,662)           (9,679)
     Other, net                                                         (3,137)           (2,125)
                                                                 -------------     -------------
                                                                       (16,517)           (9,796)
                                                                 -------------     -------------

   Net cash (used in) provided by continuing operations                 (7,971)           13,194
   Net cash used in discontinued operations                                 --            (5,159)
                                                                 -------------     -------------
   Net cash (used in) provided by operating activities                  (7,971)            8,035
                                                                 -------------     -------------

Cash flows from investing activities:
   Capital expenditures of continuing operations                       (13,876)          (13,324)
   Capital expenditures of discontinued operations                          --              (111)
   Acquisition of subsidiary, net of cash acquired                          --            (1,161)
   Collections of notes receivable from sales of subsidiaries               43             1,035
   Proceeds from sale of subsidiaries, net                                  --            23,647
   Proceeds from sale of assets                                          5,778             2,839
                                                                 -------------     -------------
   Net cash (used in) provided by investing activities                  (8,055)           12,925
                                                                 -------------     -------------

Cash flows from financing activities:
   Net borrowings on revolving loans                                     4,037            (8,751)
   Proceeds of term loans                                               18,152            20,000
   Repayments of term loans                                             (3,244)          (16,337)
   Direct costs associated with debt facilities                         (1,485)           (1,583)
   Redemption of preferred interest of subsidiary                           --            (9,840)
   Repayment of real estate mortgage                                        --              (700)
   Repurchases of common stock                                             (75)           (2,520)
   Proceeds from the exercise of stock options                             304
                                                                 -------------     -------------
   Net cash provided by (used in) financing activities                  17,689           (19,731)
                                                                 -------------     -------------

Effect of exchange rate changes on cash and cash equivalents               114               677
                                                                 -------------     -------------
Net increase in cash and cash equivalents                                1,777             1,906
Cash and cash equivalents, beginning of period                           6,748             4,842
                                                                 -------------     -------------
Cash and cash equivalents, end of period                         $       8,525     $       6,748
                                                                 =============     =============

Reconciliation of free cash flow to GAAP Results:

   Net cash (used in) provided by operating activities           $      (7,971)    $       8,035
   Capital expenditures of continuing operations                       (13,876)          (13,324)
   Capital expenditures of discontinued operations                          --              (111)
                                                                 -------------     -------------
   Free cash flow                                                $     (21,847)    $      (5,400)
                                                                 =============     =============